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                                                                   EXHIBIT 25(b)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                  HSBC BANK USA
               (Exact name of trustee as specified in its charter)

        New York                                        13-2774727
        (Jurisdiction of incorporation                  (I.R.S. Employer
        or organization if not a U.S.                   Identification No.)
        national bank)

        140 Broadway, New York, NY                      10005-1180
        (212) 658-1000                                  (Zip Code)
        (Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                                  HSBC Bank USA
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-5167
            (Name, address and telephone number of agent for service)

                        PORTLAND GENERAL ELECTRIC COMPANY
               (Exact name of obligor as specified in its charter)

        Oregon                                          93-0256820
        (State or other jurisdiction                    (I.R.S. Employer
        of incorporation or organization)               Identification No.)

        121 S.W. Salmon Street
        Portland, Oregon                                97204
        (503) 464-8000                                  (Zip Code)
        (Address of principal executive offices)

                                DEBT SECURITIES*
                         (Title of Indenture Securities)

   *Specific title to be determined in connection with sale of Debt Securities



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                                     General

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 4. Trusteeships under other indentures.

                 If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information.

         (a) Title of the securities outstanding under each such other indenture.

                 First Mortgage Bonds

         (b) A brief statement of the fact relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 Securities under other indenture rank equally with securities under the indenture. Securities issued under other indenture are secured by liens on certain property. Securities issued under this indenture are unsecured. So there should not be any conflict with respect to security. With respect to other matters, there should be no conflict because securities rank pari passu.


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Item 16. List of Exhibits.


Exhibit

T1A(i)   (1)      -        Copy of the Organization Certificate of HSBC Bank USA

T1A(ii)  (1)      -        Certificate of the State of New York Banking
                           Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)          -        Not applicable.

T1A(iv)  (1)      -        Copy of the existing By-Laws of HSBC Bank USA as
                           adopted on January 20, 1994 as amended on October 23, 1997.

T1A(v)            -        Not applicable.

T1A(vi)  (2)      -        Consent of HSBC Bank USA required by Section 321(b)
                           of the Trust Indenture Act of 1939.

T1A(vii)          -        Copy of the latest report of condition of the trustee
                           (September 30, 2000), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)         -        Not applicable.

T1A(ix)           -        Not applicable.


         (1) Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

         (2) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 13th day of February, 2001.


                                                HSBC BANK USA


                                                By: /s/ James M. Foley
                                                    ------------------------
                                                    James M. Foley
                                                    Assistant Vice President


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                                                                EXHIBIT T1A(vii)
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
                                                                             Board of Governors of the Federal Reserve System
                                                                             OMB Number: 7100-0036
                                                                             Federal Deposit Insurance Corporation
                                                                             OMB Number: 3064-0052
                                                                             Office of the Comptroller of the Currency
                                                                             OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                           Expires March 31, 2002
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                                                                             Please refer to page i,
                                                                             Table of Contents, for                       [1]
                                                                             the required disclosure
                                                                             of estimated burden.

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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 2000                           (19980930)
                                                                             ----------
                                                                             (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State               This report form is to be filed by banks with
member banks); 12 U.S.C. Section 1817 (State nonmember banks);             branches and consolidated subsidiaries in U.S.
and 12 U.S.C. Section 161 (National banks).                                territories and possessions, Edge or Agreement
                                                                           subsidiaries, foreign branches, consolidated foreign
                                                                           subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an             The Reports of Condition and Income are to be
authorized officer and the Report of Condition must be                     prepared in accordance with Federal regulatory
attested to by not less than two directors (trustees) for                  authority instructions.
State nonmember banks and three directors for State member and
National Banks.                                                            We, the undersigned directors (trustees), attest to
                                                                           the correctness of this Report of Condition
I, Gerald A. Ronning, Executive VP & Controller                            (including the supporting schedules) and declare that
   ---------------------------------------------------                     it has been examined by us and to the best of our
   Name and Title of Officer Authorized to Sign Report                     knowledge and belief has been prepared in conformance
                                                                           with the instructions issued by the appropriate
                                                                           Federal regulatory authority and is true and correct.
of the named bank do hereby declare that these Reports of
Condition and Income (including the supporting schedules) have               /s/ Youssef A. Nasr
been prepared in conformance with the instructions issued by               -----------------------------------------------------
the appropriate Federal regulatory authority and are true to               Director (Trustee)
the best of my knowledge and believe.
                                                                            /s/ Bernard J. Kennedy
   /s/ Gerald A. Ronning                                                   -----------------------------------------------------
------------------------------------------------------                     Director (Trustee)
Signature of Officer Authorized to Sign Report
         11/10/00                                                           /s/ Sal H. Alfiero
------------------------------------------------------                     -----------------------------------------------------
Date of Signature                                                          Director (Trustee)

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  SUBMISSION OF REPORTS

  Each Bank must prepare its Reports of Condition and Income either:       For electronic filing assistance, contact EDS Call
                                                                           report Services, 2150 N. Prospect Ave., Milwaukee,
  (a)  in electronic form and then file the computer data file             WI 53202, telephone (800) 255-1571.
       directly with the banking agencies' collection agent,
       Electronic Data System Corporation (EDS), by modem or computer      To fulfill the signature and attestation requirement
       diskette; or                                                        for the Reports of Condition and Income for this
                                                                           report date, attach this signature page to the
  (b)  in hard-copy (paper) form and arrange for another party to          hard-copy of the completed report that the bank
       convert the paper report to automated for. That party (if other     places in its files.
       than EDS) must transmit the bank's computer data file to EDS.
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FDIC Certificate Number    00589
                        -----------
                        (RCRI 9030)

http://WWW.BANKING.US.HSBC.COM                                             HSBC Bank USA
--------------------------------------------------------------------       -----------------------------------------------------
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)       Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)
                                                                           Buffalo
                                                                           -----------------------------------------------------
                                                                           City (TEXT 9130)

                                                                           N.Y.                                    14203
                                                                           -----------------------------------------------------
                                                                           State Abbrev. (TEXT 9200)    ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
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                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

HSBC Bank USA                                 of Buffalo
--------------------------------------------------------
 Name of Bank                                     City

in the state of New York, at the close of business September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

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

                                                                                              Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
   Non-interest-bearing balances currency and coin                                                $  1,986,803
   Interest-bearing balances                                                                         6,432,408
   Held-to-maturity securities                                                                       4,227,953
   Available-for-sale securities                                                                    16,867,689
   Federal funds sold and securities purchased under agreements to resell                            2,629,177
Loans and lease financing receivables:
   Loans and leases net of unearned income                                    $ 38,813,494
   LESS: Allowance for loan and lease losses                                       531,808
   LESS: Allocated transfer risk reserve                                                --
   Loans and lease, net of unearned income, allowance, and reserve                                $ 38,281,686
   Trading assets                                                                                    4,937,459
   Premises and fixed assets (including capitalized leases)                                            731,615
Other real estate owned                                                                                 17,793
Investments in unconsolidated subsidiaries and associated companies                                  2,549,829
Customers' liability to this bank on acceptances outstanding                                           226,814
Intangible assets                                                                                    2,969,884
Other assets                                                                                         2,165,839
Total assets                                                                                        84,024,949
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
LIABILITIES

Deposits:
   In domestic offices                                                                              34,632,582
   Non-interest-bearing                                                          5,234,945
   Interest-bearing                                                             29,397,637
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                       21,655,922
   Non-interest-bearing                                                            246,990
   Interest-bearing                                                             21,408,932
Federal funds purchased and securities sold under agreements to repurchase                           1,314,197
Demand notes issued to the U.S. Treasury                                                             4,140,116
Trading Liabilities                                                                                  2,280,559
Other borrowed money (including mortgage indebtedness and obligations under capitalized leases):

   With a remaining maturity of one year or less                                                     4,396,659
   With a remaining maturity of more than one year through three years                                 603,614
   With a remaining maturity of more than three years                                                  568,109
Bank's liability on acceptances executed and outstanding                                               226,814
Subordinated notes and debentures                                                                    1,648,467
Other liabilities                                                                                    2,908,320
Total liabilities                                                                                   74,375,359

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                               --
Common Stock                                                                                           205,000
Surplus                                                                                              9,129,848
Undivided profits and capital reserves                                                                 310,156
Net unrealized holding gains (losses) on available-for-sale securities                                  20,473
Accumulated net gain (losses) on cash flow hedges                                                           --
Cumulative foreign currency translation adjustments                                                    (15,887)
Total equity capital                                                                                 9,649,590
Total liabilities and equity capital                                                                84,024,949
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